Exhibit 10.16

EXECUTION COPY

FORM OF PURCHASE AND SALE AGREEMENT

dated as of [—]

by and between

[—],

as Seller

and

DONEGAL RECEIVABLES PURCHASING LIMITED,

as Purchaser

TABLE OF CONTENTS

(continued)

-i-

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of [—] (this “Agreement”), is by and among [—] (the “Seller”), and DONEGAL RECEIVABLES PURCHASING LIMITED, a limited company incorporated under the laws of the Republic of Ireland (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller originates Receivables and desires to obtain funding by selling and assigning Receivables and other Affected Assets to the Purchaser; and

WHEREAS, the Purchaser is willing to acquire Receivables and other Affected Assets from time to time from the Seller on the terms set forth in this Agreement;

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Terms Defined in the Schedule of Definitions

In this Agreement, unless otherwise defined herein or the context otherwise requires, capitalized terms have the meanings set forth in the Master Schedule of Definitions, Interpretations and Construction, dated as of the Closing Date and signed by the parties hereto and others for the purposes of identification (the “Schedule of Definitions”).

SECTION 1.2 Terms Defined Herein

As used in this Agreement, the following terms shall have the following meanings:

“Affected Assets” means, collectively, (a) all of the Receivables of the Seller, (b) all Related Security therefor, (c) all right, title and interest of the Seller in and to each Blocked Account set forth on Schedule 5.2(j) and all funds and investments from time to time therein and all Blocked Account Agreements relating to such Blocked Accounts, and (d) all proceeds of the foregoing.

“Agreement” is defined in the preamble.

“Discount Percentage” means, with respect to the purchase of any Receivable, ninety-nine point two percent (99.20%); provided that the Purchaser and the Seller may (with the consent of the Agent) agree to increase or decrease the “Discount Percentage” if the Purchaser and the Seller, in their reasonable good faith judgment, determine that such adjusted Discount Percentage would more accurately reflect the fair market value of the Receivables being sold hereunder and otherwise more accurately address the considerations set forth in Section 5.1(d).

“Indemnified Amounts” is defined in Section 8.1.

“Indemnified Parties” is defined in Section 8.1.

“Permitted Payments” is defined in Section 3.2(b).

“Purchase Termination Date” is defined in Section 7.1.

“Purchaser” is defined in the preamble.

“Schedule of Definitions” is defined in Section 1.1.

“Seller” is defined in the preamble.

“Senior Obligations” means all obligations which may now or hereafter be owing by the Purchaser to the CP Lender, the Liquidity Banks, the Agent, the Administrator, the other Secured Parties or the Indemnified Parties under the Receivables Funding Agreement and the other Transaction Documents.

“Subordinated Obligations” means all obligations which may now or hereafter be owing by the Purchaser or any of its successors or assigns to the Seller or any of its successors or assigns (including the obligation to pay the purchase price of any Receivable and interest thereon).

SECTION 1.3 Interpretation

The principles of interpretation set forth in Sections 1.3 and 1.4 of the Schedule of Definitions apply to this Agreement as if fully set forth herein.

ARTICLE II

SALE AND PURCHASE OF RECEIVABLES

SECTION 2.1 Sale

(a) On the terms and subject to the conditions set forth herein, including Section 3.1, the Seller (i) hereby sells to the Purchaser, and the Purchaser hereby purchases from the Seller, all of the Seller’s right, title and interest, in, to and under the Affected Assets and all proceeds of the foregoing existing at the date hereof, and (ii) agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, all of the Seller’s right, title and interest in, to and under the Affected Assets and all proceeds of the foregoing as and when such Affected Assets arise or are acquired, on condition that the Affected Assets relate to Receivables originated or acquired by the Seller.

(b) Each Receivable originated by the Seller is hereby sold by the Seller to the Purchaser under and pursuant to the terms of this Agreement immediately (and without further action by any Person) upon the creation of such Receivable. The Affected Assets relating to each Receivable shall be sold at the same time as such Receivable, whether such Affected Assets exist at such time or arise or are acquired thereafter.

(c) The Seller and the Purchaser intend the transactions hereunder to be true sales of the Affected Assets by the Seller to the Purchaser for all purposes, providing the Purchaser with the full risks and benefits of ownership of the Affected Assets (such that the Affected Assets would not be property of the Seller’s estate in the event of the Seller’s bankruptcy).

Following transfer of the Affected Assets, the Purchaser shall have full and unencumbered title to, and interest in, and shall be free to dispose of, the Receivables and the other Affected Assets and shall be fully entitled to receive and retain for its own account any Collections in respect of such Receivables.

SECTION 2.2 No Recourse

Except as specifically provided in this Agreement, the purchase and sale of the Affected Assets under this Agreement shall be without recourse to the Seller.

SECTION 2.3 No Assumption of Obligations

Neither the Purchaser nor any of its successors or assigns shall have any obligation or liability with respect to any Receivable, Contract or other Affected Asset, nor shall the Purchaser or any of its successors or assigns have any obligation or liability to any Obligor or other customer or client of the Seller (including any obligation to perform any of the obligations of the Seller under any Receivable, Contract or other Related Security).

ARTICLE III

CONSIDERATION AND PAYMENT

SECTION 3.1 Purchase Price

(a) The purchase price for each Receivable purchased hereunder and the Related Security therefor on any day shall be an amount in the Currency in which such Receivable is denominated equal to the product of (i) the Unpaid Balance of that Receivable, times (ii) the Discount Percentage on such day. The Seller and the Purchaser hereby agree that the purchase price payable by the Purchaser pursuant to, and in accordance with, this Section 3.1(a) shall be inclusive of all value added taxes and comparable or similar Taxes and that (A) the Purchaser shall have no responsibility to pay any additional amount in respect of any such Taxes, and (B) in the event that any such Taxes are payable with respect to the payment or receipt of any such purchase price, the Seller shall promptly pay such Taxes in full or, to the extent such Taxes have already been paid by any other Person legally obligated to pay such Taxes, the Seller shall promptly reimburse such Person in full, whether out of such purchase price received by it or otherwise; provided that the Purchaser hereby agrees that it shall use all reasonable efforts to obtain, and procure that its successors and assigns obtain, the written consent (to the extent reasonably practical and to the extent any delay in paying such Taxes would not have a material adverse effect on the Purchaser or such other Person) of the Seller, such consent not to be unreasonably withheld, prior to paying any such Taxes.

(b) The Purchaser shall pay the Seller the purchase price with respect to each Receivable transferred by the Seller hereunder and the Related Security therefor as provided in this Section 3.1(b).

(i) To the extent that on any day the Purchaser has funds available after satisfying the Senior Obligations then due and payable, the Purchaser shall on such day pay the Seller the purchase price with respect to each Receivable transferred by the Seller hereunder and the Related Security therefor on such day by the transfer of immediately available funds.

(ii) To the extent that on any day the funds available to the Purchaser after satisfying the Senior Obligations then due and payable are insufficient to pay the entire purchase price of each Receivable and the Related Security therefor pursuant to Section 3.1(b)(i), the remainder of the purchase price owing to the Seller in respect of such Receivables and the Related Security therefor shall be deferred and shall be paid from time to time to the extent that funds are available for that purpose pursuant to Section 4.2 of the Servicing Agreement; provided that the purchase price for Receivables shall be payable in accordance with the provisions hereof irrespective of the performance of the purchased Receivables, and in any event not later than one year after the Final Payout Date.

(c) The Purchaser shall pay interest to the Seller on the aggregate deferred purchase price owing to the Seller from time to time under this Agreement at a variable rate per annum equal to the Base Rate from time to time in effect with respect to the Currency in which such deferred purchase price is denominated plus forty-five one hundredths of one percent (0.45%) (or at such other rate of interest that the Purchaser and the Seller (with the consent of the Agent) agree more accurately reflects a market rate of interest on investments similar to the deferred purchase price). Such interest shall be computed on the basis of the actual number of days elapsed and a three hundred and sixty (360)-day year and shall be paid on each Settlement Date, to the extent that funds are available for that purpose pursuant to Section 4.2 of the Servicing Agreement.

SECTION 3.2 Subordination

(a) The payment and performance of the Subordinated Obligations is hereby subordinated to the Senior Obligations and, except as set forth in this Section 3.2, the Seller will not ask, demand, sue for, take or receive from the Purchaser, by setoff or in any other manner, the whole or any part of any Subordinated Obligations, unless and until the Senior Obligations shall have been fully paid and satisfied (the temporary reduction of outstanding Senior Obligations not being deemed to constitute full payment or satisfaction thereof).

(b) Notwithstanding clause (a), and subject to Section 3.1(b) and Sections 3.2 (c) and 3.2(e), the Purchaser may pay the purchase price for the Receivables and Related Security, interest thereon and other amounts provided for herein, to the extent the Purchaser has funds available that are not needed to satisfy the Senior Obligations then due and payable (all such payments being herein called “Permitted Payments”). To the extent the Purchaser has funds available that are not needed to satisfy the Senior Obligations then due and payable, the Purchaser will as described in this Section 3.2(b). use such available funds:

(i) first, for the payment or provision of payment when due of accrued interest pursuant to, and in accordance with, Section 3.1(c);

(ii) second, to the payment of the purchase price for new Receivables; and

(iii) third, to the payment of the deferred portion of the purchase price pursuant to and in accordance with Section 3.1.

(c) Prior to payment in full of the Senior Obligations, the Seller shall have no right to sue for or otherwise exercise any remedies with respect to any Permitted Payment, or otherwise take any action against the Purchaser or the Purchaser’s property with respect to any Permitted Payment.

(d) Should any payment or distribution be received by the Seller upon or with respect to the Subordinated Obligations (other than Permitted Payments) prior to the satisfaction of all of the Senior Obligations, the Seller shall receive and hold the same in trust, as trustee for the benefit of the holders of the Senior Obligations, and shall forthwith deliver the same directly to the Agent (in the form received, except where endorsement or assignment by the Seller is necessary), for application to the Senior Obligations, whether or not then due.

(e) In the event of any Event of Bankruptcy with respect to the Purchaser (i) the Seller shall promptly file a claim or claims, in the form required in such Event of Bankruptcy, for the full outstanding amount of the Subordinated Obligations, and shall use commercially reasonable efforts to cause such claim or claims to be approved and all payments or other distributions in respect thereof to be made directly to the Agent (for the benefit of the holders of Senior Obligations) until all Senior Obligations shall have been paid and performed in full and in cash, and (ii) the Seller shall not be subrogated to the rights of any such holder to receive payments or distributions from the Purchaser until one year and one day after payment in full and in cash of all Senior Obligations.

(f) If at any time any payment (in whole or in part) made with respect to any Senior Obligation is rescinded or must be restored or returned (whether in connection with any Event of Bankruptcy or otherwise), the subordination provisions contained in this Section 3.2 shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

(g) The subordination provisions contained in this Section 3.2 shall not be impaired by amendment or modification to the Transaction Documents or any of them or any lack of diligence in the enforcement, collection or protection of, or realization on, the Senior Obligations or any security therefor.

ARTICLE IV

ADMINISTRATION AND COLLECTION

SECTION 4.1 Servicing of Receivables

(a) The servicing, administration and collection of the Receivables shall be conducted by the Servicer, all on the terms set out in (and subject to any rights to terminate the initial Servicer as servicer pursuant to) the Servicing Agreement.

(b) In order to facilitate and/or expedite the servicing, administration and collection of the Receivables, it may be necessary or otherwise desirable for the Purchaser and/or any Person designated by the Purchaser (including the Agent and the Servicer) to act under a power of attorney from the Seller. Accordingly, to the fullest extent permitted by applicable law, the Seller hereby grants to the Purchaser and each Person designated by the Purchaser (including the Agent and the Servicer) an irrevocable power of attorney, which power of attorney is coupled with an interest and which is assignable by the Purchaser and any such Person designated by the Purchaser, with full power of substitution and with full authority in the place and stead of the Seller, to take any and all steps in the Seller’s name and on behalf of the Seller as is necessary or desirable, in the reasonable determination of the Purchaser or any such Person designated by the Purchaser, to (i) collect any and all amounts or portions thereof due under any and all Receivables or Related Security, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Receivables, Related Security and any related Contracts, (ii) take any and all other actions necessary or desirable, in the opinion of the Purchaser or any such Person designated by the Purchaser, to the enforcement, servicing, administration and/or collection of the Receivables and/or the other Affected Assets. Notwithstanding anything to the contrary contained in this Section 4.1(b), (A) no exercise of the powers conferred upon the Purchaser or any other Person designated by the Purchaser pursuant to this Section 4.1(b) or the power of attorney delivered pursuant hereto shall subject the Purchaser and/or any such Person to any liability, except for the Purchaser’s or any such Person’s gross negligence or wilful misconduct in the exercise of such powers, and (B) such powers shall not confer any obligations upon the Purchaser and/or such Person in any manner whatsoever to exercise such powers and, for the avoidance of doubt, no failure or delay on the part of the Purchaser and/or any other Person designated by the Purchaser pursuant to this Section 4.1(b) or the power of attorney delivered pursuant hereto to exercise any such powers, nor the invalidity or inadequacy of any exercise thereof, shall give rise to any liability on the part of the Purchaser or such other Person. To further such end and upon execution of this Agreement, the Seller shall, on or prior to the Closing Date, execute and deliver to the Purchaser and the other Persons identified therein a Power of Attorney substantially in the form of Exhibit A hereto. The Purchaser hereby agrees that it will use reasonable efforts to give, and to procure that any Person designated by it gives, the Seller and MAI prior written notice of its exercise of the powers conferred upon it pursuant to this Section 4.1(b) or the power of attorney delivered pursuant hereto; provided that the Seller hereby acknowledges and agrees that no failure on the part of the Purchaser or such other Person to give the Seller and/or MAI any such notice shall in any way affect the right of the Purchaser or any such other Person to exercise such rights conferred pursuant to this Section 4.1(b) or the power of attorney delivered pursuant hereto or give rise to any liability on the part of the Purchaser or such other Person, except for the Purchaser’s or any such Person’s gross negligence or wilful misconduct in giving such notice. Notwithstanding anything to the contrary contained in this Section 4.1 (b), the parties hereto acknowledge and agree that (I) the powers conferred upon the Purchaser pursuant to this Section 4.1(b) shall not be directly exercised by the Purchaser, and will only be exercised by the Servicer pursuant to (and subject to all of the limitations contained in) the Servicing Agreement, and (II) the Purchaser shall exercise the powers conferred upon it pursuant to any other power of attorney granted to it in connection with the Transaction Documents only in accordance with clause (I).

(c) The Seller hereby agrees, for the benefit of the Purchaser and its assigns, that it will cooperate with and assist the Servicer (including any successor Servicer appointed pursuant to the Servicing Agreement) in any reasonable manner such Servicer requests to facilitate the performance of its duties under the Servicing Agreement (and, in the case of a successor Servicer, its transition). Such cooperation shall include (i) the endorsement of any check or other instrument representing Collections or Affected Assets, (ii) the execution of any power of attorney or other similar instrument necessary or desirable in connection with the enforcement or servicing of the Receivables and other Affected Assets, and (iii) access to, transfer of, and use by, the new Servicer of any records, licenses, hardware or software necessary or desirable to collect the Receivables and otherwise service the Affected Assets.

(d) The Seller hereby irrevocably agrees to, and agrees to cause each of its Subsidiaries to, act as the data-processing agent of the Servicer and, in such capacity, the Seller and any such Subsidiary thereof shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that MAI conducted such data-processing functions while it acted as the Servicer.

(e) Notwithstanding anything herein to the contrary, the Seller shall ensure that no personal or other information in, or otherwise relating to, any Contract, Receivable, any Collection related thereto, or any other Affected Asset or any Record (“Relevant Personal Data”) is transmitted or delivered to, or otherwise received by, the Purchaser, the Agent or any other Indemnified Party if such transmission, delivery or receipt would result in the violation by such Person of any legislation or regulation relating to data protection; provided that upon the request of the Agent at any time after an Event of Default has occurred and is continuing, the Seller shall, at its own expense, co-operate, assist and otherwise take all necessary actions as may be required to ensure that all Relevant Personal Data is transferred to the Agent (or such other Person as the Agent may direct) in accordance with all applicable Law, including entering into any further deeds or documents which may be required to comply with any such legislation or regulations relating to data protection.

SECTION 4.2 Deemed Collections

(a) If on any day:

(i) the Unpaid Balance of any Receivable that is the subject of this Agreement is reduced or such Receivable is cancelled as a result of any Dilution, the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of the Unpaid Balance (as determined immediately prior to such Dilution) of such Receivable (if such Receivable is cancelled) or otherwise in the amount of such reduction; and

(ii) it is determined that any of the representations or warranties of the Seller set forth in Article V was or becomes (whether on or after the date of transfer thereof to the Purchaser as contemplated hereunder) untrue with respect to any Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full.

(b) Not later than the second (2nd) Business Day after the Seller is deemed pursuant to Section 4.2(a) to have received any Collections, the Seller shall transfer to the Purchaser, in immediately available funds in the Currency in which the principal amount of the related Receivable is denominated, the amount of such deemed Collections or shall otherwise apply such funds as may be required by the Servicing Agreement.

(c) To the extent that the Purchaser subsequently receives Collections with respect to any such Receivable, the Purchaser shall pay to the Seller an amount, in the Currency in which the principal amount of such Receivable is denominated, equal to the amount so collected, such amount to be payable in the same manner and priority as deferred purchase price.

SECTION 4.3 Actions Evidencing Purchases

(a) On or prior to the Closing Date, the Seller shall mark its master data processing records evidencing Receivables with a legend, acceptable to the Purchaser, evidencing that the Receivables have been sold in accordance with this Agreement. The Seller agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action as may be necessary or that the Purchaser or its assignees may reasonably request in order to perfect, protect or more fully evidence the purchases hereunder, or to enable the Purchaser or its assigns to exercise or enforce any of their respective rights with respect to the Affected Assets whether arising under this Agreement or any other Transaction Document or existing at law. Without limiting the generality of the foregoing, the Seller shall upon the request of the Purchaser or its designee execute such further agreements, instruments and powers of attorney, and to make such filings, deliver such notices and take such other actions, as may be necessary or appropriate to give full effect to the transactions contemplated hereby.

(b) Without derogating from any power of attorney granted hereunder, the Seller hereby:

(i) authorizes the Purchaser and the Purchaser’s assigns to, at any time following the designation of a Servicer other than MAI or an Affiliate of MAI pursuant to Section 2.1 of the Servicing Agreement or when a Servicer Default exists, notify Obligors of the assignment of the Affected Assets hereunder and the Purchaser’s ownership of, and the security interest of the Agent and the Secured Parties in, the Affected Assets and/or direct the Obligors that payment of all amounts payable under any Receivable be made directly to the Purchaser or its assigns;

(ii) agrees that upon the request of the Purchaser or any assignee of the Purchaser it shall, at its own expense, at any time following the designation of a Servicer other than MAI or an Affiliate of MAI pursuant to Section 2.1 of the Servicing Agreement or when a Servicer Default exists, give notice of the assignment of the Affected Assets to the Purchaser hereunder, the Purchaser’s ownership of the Receivables and the other Affected Assets, and the security interest of the Agent and the other Secured Parties therein to each Obligor and/or direct that payments be made directly to the Agent or its designee and/or execute any power of attorney or other similar instrument and/or take any other action necessary or desirable to give effect to such notice and directions, including any action required to be taken so that the obligations or other indebtedness of such Obligor in respect of any Receivables or other Affected Asset may no longer be legally satisfied by payment to the Seller or any of its Affiliates; and

(iii) agrees that upon the request of the Purchaser or any assignee of the Purchaser, at any time following the designation of a Servicer other than MAI or an Affiliate of MAI pursuant to Section 2.1 of the Servicing Agreement or when a Servicer Default exists, it shall at its own expense and, with respect to clause (b)(iii)(A), shall cause each of its Subsidiaries to (A) assemble all of the Records and shall make the same available to the Purchaser or its assigns at the address set forth in Schedule 5.2(e) or at any other place agreed to by the Purchaser, the Seller and the Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Purchaser or such assignee and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Purchaser or such assignee.

The Purchaser hereby agrees that it will use reasonable efforts to deliver, and to procure that its assigns deliver, prior written notice to the Seller and MAI of the exercise of the powers conferred pursuant to Sections 4.3(b)(i) and 4.3(b)(ii); provided that the Seller hereby acknowledges and agrees that no failure on the part of the Purchaser or such other Person to deliver any such notice shall in any way affect the right of the Purchaser or any such other Person to exercise such rights conferred pursuant to Sections 4.3(b)(i) and/or 4.3(b)(ii) or give rise to any liability on the part of the Purchaser or such other Person, except for the Purchaser’s or any such Person’s gross negligence or wilful misconduct in giving such notice.

SECTION 4.4 Reconveyance Under Certain Circumstances

The Seller agrees to accept the reconveyance from the Purchaser of all of the Affected Assets if the Purchaser notifies the Seller in writing of a material breach of any representation or warranty made or deemed made by the Seller pursuant to Article V and the Seller shall fail to cure such breach within fifteen (15) days (or, in the case of the representations and warranties in Section 5.2(a), three (3) Business Days) of such notice. The reconveyance price shall be paid by the Seller to the Purchaser, in immediately available funds in each Currency in which the principal amount of the Receivables is denominated, on such fifteenth (15th) day (or such third (3rd) Business Day, if applicable) in an amount equal to the aggregate Unpaid Balance of all Receivables at such time. In the event any court or other Official Body shall determine the obligations of the Seller pursuant to this Section 4.4 constitute damages, each of the parties hereto hereby acknowledges and agrees that determination of the Purchaser’s actual damages in such an instance is likely to be difficult, that the obligation of the Seller to pay the reimbursement payment pursuant to this Section 4.4 is a reasonable approximation of such actual damages undertaken in good faith, and that such a determination, in fact, will constitute a reasonable approximation of such actual damages.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1 Mutual Representations and Warranties

Each of the Seller and the Purchaser hereby represents and warrants to the other that:

(a) Existence and Power. It (i) is a limited company duly organized, validly existing under the laws of its jurisdiction of organization, (ii) has all corporate power and all licenses, authorizations, consents, approvals and qualifications of and from all Official Bodies and other third parties required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorizations, consents, approvals and qualifications would not, individually or in the aggregate, have a Material Adverse Effect), and (iii) is duly qualified to do business in and is in good standing in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction

Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate and shareholder action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof or any third party (except as contemplated by Section 6.2(k), all of which have been (or as of the Closing Date will have been) duly made and in full force and effect), (iv) do not contravene or constitute a default under (A) its Organic Documents, (B) any Law applicable to it, (C) any contractual restriction binding on or affecting it or its property, or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property, or (v) result in the creation or imposition of any Adverse Claim upon or with respect to the property of it or any of its Subsidiaries (except as contemplated by the Transaction Documents).

(c) Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(d) Preference; Voidability. The Purchaser shall have given reasonably equivalent value to the Seller in consideration for the transfer to the Purchaser of the Affected Assets from the Seller, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and no such transfer is or may be voidable under any Insolvency Law.

(e) No [—] Place of Business. The Purchaser does not and will not have for [—] tax purposes any fixed place of business in the [—] from or through which it will perform its duties and obligations under any of the Transaction Documents.

SECTION 5.2 The Seller’s Additional Representations and Warranties

The Seller hereby further represents and warrants to the Purchaser that:

(a) Perfection; Good Title. Immediately preceding each purchase hereunder, it is the owner of all of the Receivables and all other Affected Assets to be sold by it, free and clear of all Adverse Claims (other than any Adverse Claim arising hereunder and/or under the other Transaction Documents), including the interest of any creditor of or purchaser from the Seller. This Agreement constitutes a valid sale, transfer and assignment of the Affected Assets to the Purchaser and, upon each purchase, the Purchaser shall acquire full legal, valid and enforceable ownership, free of any other interest, including the interest of any creditor of or purchaser from the Seller, in each such Receivable and all of the other related Affected Assets that exist on the date of such purchase, free and clear of any Adverse Claim.

(b) Accuracy of Information. All information heretofore furnished by it to the Purchaser, the Agent or any other Secured Party for the purposes of or in connection with this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by it to the Purchaser, the Agent or any other Secured Party shall be, true, complete and accurate in every material respect, on the date such information is stated or certified, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(c) Tax Status; Sale Treatment. It has (i) timely filed all tax returns required to be filed, (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges, and (iii) except as permitted by Section 6.2(i), accounted for each sale of each Receivable and the other Affected Assets by it hereunder, in its books and financial statements as sales, consistent with GAAP.

(d) Action, Suits. It is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation or proceedings pending, or to its knowledge threatened, against or affecting it or any of its Subsidiaries or their respective properties, in or before any Official Body or arbitrator, which may, individually or in the aggregate, have a Material Adverse Effect.

(e) Principal Place of Business; Chief Executive Office: Location of Records. Its principal place of business and chief executive office and the offices where it keeps all its Records, are located at the address(es) described on Schedule 5.2(e) or such other locations notified to the Purchaser and the Agent in accordance with Section 6.3(g).

(f) Subsidiaries: Tradenames, etc. As of the date hereof it has (i) only the subsidiaries and divisions listed in Schedule 5.2(e) and (ii) within the last five (5) years, operated only under the tradenames identified in Schedule 5.2(e) and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under any Insolvency Law, except as disclosed in Schedule 5.2(e).

(g) Eligibility of Receivables. Each Receivable originated by it that is treated as an Eligible Receivable for purposes of any Servicer Report or Receivables Balance Report is in fact an Eligible Receivable as of the date of such Servicer Report or Receivables Balance Report, and each Receivable which is included in the calculation of any Net Receivables Balance as of the date of any Servicer Report is in fact an Eligible Receivable and not a Defaulted Receivable or a Delinquent Receivable at such time. It has no knowledge of any fact (including any defaults by the Obligor thereunder or under any other Receivable) that would cause it or should have caused it to expect any payments on such Receivable will not be paid in full when due or that is reasonably likely to cause or result in any other Material Adverse Effect with respect to such Receivable.

(h) Credit and Collection Policy. Since March 31, 2001, there have been no material changes in its Credit and Collection Policy other than in accordance with the Transaction Documents. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables. It has at all times complied with its Credit and Collection Policy.

(i) Material Adverse Effect; Event of Bankruptcy. Since December 31, 2000, there has been no Material Adverse Effect. No Event of Bankruptcy has occurred in respect of the Seller.

(j) Accounts. The names and addresses of all the Blocked Account Banks, together with the account numbers of the Blocked Accounts at such Blocked Account Banks,

related to the Seller are specified on Schedule 5.2(i) (or at such other Blocked Account Banks and/or with such other Blocked Accounts as have been notified to the Agent and the Collateral Agent and for which Blocked Account Agreements have been executed and delivered to the Agent in accordance with Section 6.3(e)). Such Blocked Accounts are subject to Blocked Account Agreements and only Collections are deposited into such Blocked Accounts.

(i) The names and addresses of all the Proceed Account Banks, together with the account numbers of the Proceed Accounts at such Proceed Account Banks, in each case, related to such Seller are as specified in Schedule 4.1(q)(ii) to the Receivables Funding Agreement.

(ii) With respect to any Receivable originated prior to the Closing Date, the related Obligor has been instructed to make payments of Collections in respect thereof only to the Blocked Accounts or the Proceed Accounts.

(iii) With respect to any Receivable originated on or after the Closing Date, the related Obligor has been instructed to make payments of Collections in respect thereof only to Blocked Accounts.

(iv) Each Proceed Account is owned and maintained by an Originator free and clear of any Adverse Claim other than any right of set-off or other statutory lien in favor of the related Proceed Account Bank.

(k) No Currency Convertibility and Transfer Limitation. No payment by any Obligor or the Seller nor remittance of any Collections is or will be affected by any Currency Convertibility and Transfer Limitation.

(l) Notification of Obligors. The Seller has instructed all Obligors with respect to Receivables to be sold by the Seller to the Purchaser pursuant hereto to cause all Collections to be deposited directly to one or more Blocked Accounts or to post office boxes to which only Blocked Account Banks have access.

(m) Certain Tax Matters. The Seller is and will be tax resident in (i) a Member State of the European Communities (other than the Republic of Ireland), or (ii) a country with which the Republic of Ireland has an income tax treaty with respect to which the Seller is and will be eligible for benefits. The Seller does not have and will not have a branch in the Republic of Ireland for Irish tax purposes, unless the Agent shall have received (A) at least thirty (30) days prior written notice of the formation or establishment of such branch, and (B) one or more tax opinions, in form and substance reasonably satisfactory to the Agent and MAI, with respect to such formation or establishment and the transactions contemplated hereby and by the Transaction Documents (including the tax effect, if any, of such formation or establishment on such transactions) from tax counsel reasonably satisfactory to MAI and the Agent.

SECTION 5.3 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach

On each date that Receivables are conveyed hereunder, the Seller, by accepting the proceeds of such conveyance, shall be deemed to have certified that all representations and warranties made by it in Sections 5.1 and 5.2 are true and correct on and as of such day as though made on and as of such day. Upon discovery by the Seller of a breach of any of the foregoing representations and warranties, the Seller shall give prompt written notice to the Purchaser and the Agent within three (3) Business Days of such discovery.

ARTICLE VI

COVENANTS

SECTION 6.1 Mutual Covenants

At all times prior to the Final Payout Date, the Seller and the Purchaser shall:

(a) Legal Matters. Comply with all Laws to which it or its respective properties may be subject, and preserve and maintain its licenses, rights, franchises, qualifications and privileges, except to the extent that any such failure to so comply or preserve or maintain the same would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Reporting Requirements. Promptly provide (i) in the case of the Seller, (A) within ninety (90) days after the close of each of its fiscal years, if requested by the Agent, a complete copy of its Credit and Collection Policy then in effect, (B) to the Agent, within five (5) days after the date of any change in its public or private debt ratings, if any, a written certification of such public and private debt ratings after giving effect to any such change, and (C) to MAI or the Purchaser any periodic financial statements, reports or other information with respect to itself required to be delivered by MAI pursuant to Article IV of the Parent Undertaking Agreement or by the Purchaser pursuant to Article V of the Receivables Funding Agreement; provided that any delivery pursuant to subclauses (A) and (B) shall constitute delivery for purposes of this subclause (C), and (ii) except to the extent prohibited by applicable Law, any other reports or other information as reasonably requested by the other party or the Agent. All such statements, information and reports shall be true, complete and accurate in all material respects.

(c) Information for Servicer Report. Promptly deliver any information, documents, records or reports with respect to the Receivables sold by it hereunder that (i) the Servicer shall require to complete the Servicer Report or the Receivables Balance Report pursuant to Section 3.2 of the Servicing Agreement, or (ii) MAI shall be required to deliver under the Parent Undertaking Agreement.

SECTION 6.2 Affirmative Covenants of the Seller

At all times prior to the Final Payout Date:

(a) Conduct of Business; Ownership. The Seller shall, and shall cause each of its Subsidiaries to (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise (including any substantial line of business) as it is presently conducted, and (ii) do all things necessary to remain duly incorporated and validly existing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b) Inspection of Records. The Seller shall at any time and from time to time during regular business hours, upon reasonable advance notice by the Purchaser, the Agent or the Administrator, permit the Purchaser, the Agent or the Administrator or any of their agents or representatives, at the expense of the Seller (i) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Receivables or other Affected Assets, including any related Contract, and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Affected Assets or its performance hereunder, under the Contracts, if any, and under the other Transaction Documents to which it is a party with any of its officers, directors, relevant employees (in consultation with MAI) or independent public accountants having knowledge of such matters. Subject to Section 9.9, such agents and representatives shall be bound to treat any information received pursuant to this clause (b) as confidential.

(c) Keeping of Records and Books of Account. The Seller shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Receivables originated by it (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller shall give the Purchaser and the Agent prompt notice of any material change in its administrative and operating procedures referred to in the previous sentence.

(d) Performance and Compliance with Receivables and Credit and Collection Policy. The Seller shall (i) at its own expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Receivables or any Contract related to the Receivables; and (ii) timely and fully comply with its Credit and Collection Policy.

(e) Notice of the Purchaser’s Interest. In the event the Seller shall sell or otherwise transfer any interest in accounts receivable or any other financial assets relating to any Receivable, any Contract or any other Affected Asset (other than as contemplated by the Transaction Documents), any computer tapes or files or other documents or instruments provided by the Seller in connection with any such sale or transfer shall disclose the assignment of Affected Assets hereunder, the Purchaser’s ownership of the Receivables and the other Affected Assets and the Agent’s interest therein.

(f) Collections. The Seller shall instruct all Obligors to cause all Collections to be deposited directly to one or more Blocked Accounts or to post office boxes to which only Blocked Account Banks have access. The Seller shall cause all Collections received in such post office boxes to be removed and deposited into its Blocked Account on a daily basis.

(g) Collections Received. The Seller shall hold in trust and immediately deposit but in any event not later than two (2) Business Days after its receipt thereof, to a Blocked Account or, if required by Section 2.8 of the Receivables Funding Agreement, to the Collection Account all Collections received from time to time by it, if any.

(h) Accounts. The Seller shall procure that each Blocked Account shall at all times be subject to a Blocked Account Agreement and that only Collections are received in such Blocked Account.

(i) Sale Treatment. The Seller shall not account for, or otherwise report or treat, the transactions contemplated hereby in any manner other than as a sale of the Affected Assets by it to the Purchaser; provided that such transactions may be treated (i) as debt of the Seller for tax purposes, and (ii) as a financing on the financial statements of the Seller if required by GAAP. In addition, the Seller shall disclose (in a note or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the existence and nature of the transaction contemplated hereby and the interest of the Purchaser and the Agent, on behalf of the Secured Parties, in the Affected Assets.

(j) Change in Accountants or Accounting Policies. The Seller shall promptly notify the Purchaser and the Agent of any change in its accountants or accounting policy as such policy relates to any Receivable or any other Affected Asset or to any transaction contemplated by this Agreement.

(k) Ownership Interest, etc.

(i) The Seller shall, at its expense, take (or cause to be taken) all action necessary or in the opinion of the Agent desirable to (A) establish and maintain (x) full legal, valid and enforceable ownership in each Receivable and all of the other Affected Assets in favor of the Purchaser and (y) a valid and enforceable first priority perfected security interest ranking ahead of any other security interest and the interest of any other creditor of or purchaser from the Seller in each Receivable and all of the other Affected Assets in favor of the Agent for the benefit of the Secured Parties, in each case free and clear of any Adverse Claim, including promptly executing and delivering all instruments and taking any other such actions to perfect, protect or more fully evidence the interests of the Agent, as the Agent may reasonably request and (B) perfect and protect the assignment of the Receivables and the other Affected Assets sold pursuant to this Agreement or to enable the Purchaser and/or the Agent to exercise or enforce any of its rights under this Agreement.

(ii) Without prejudice to the intention of the parties hereto that the transactions contemplated herein be true sales of the Affected Assets by the Seller to the Purchaser, the Seller further agrees not to create or suffer or permit to exist any charge or other Adverse Claim upon or with respect to any of the Affected Assets (including any Adverse Claim arising from an Adverse Claim on the proceeds of inventory or goods), or any right to receive income in respect thereof.

SECTION 6.3 Negative Covenants of the Seller

At all times from the date hereof to the Final Payout Date:

(a) No Sales, Liens, etc. Except as otherwise provided herein and in the other Transaction Documents, the Seller shall not (i) sell, assign (by operation of law or otherwise), charge or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any charge or other security interest over) or with respect to any of the Affected Assets, including any Adverse Claim arising from an Adverse Claim on the proceeds of inventory or goods or (ii) assign any right to receive income in respect thereof.

(b) No Extension or Amendment of Receivables. The Seller shall not (i) extend, amend or otherwise modify the terms of any Receivable, or (ii) amend, modify or waive any term or condition of any Contract related thereto.

(c) No Change in Business or Credit and Collection Policy. The Seller shall not (i) make any change in the general nature of its business, or (ii) make any change in any Credit and Collection Policy.

(d) No Mergers, etc. The Seller shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to any other Person, unless (i) no Event of Default or Material Adverse Effect would occur or be reasonably likely to occur as a result of such transaction, (ii) such Person executes and delivers to the Purchaser, and the Agent, for the benefit of the Secured Parties, an agreement by which such Person assumes the obligations of the Seller under the Transaction Documents, or confirms in writing that such obligations remain enforceable against such Person (in each case, in form and substance reasonably satisfactory to the Agent), together with such other documents and certificates and opinions of counsel as the Purchaser or the Agent may reasonably request, (iii) the Seller has given the Purchaser and the Agent at least thirty (30) days’ prior written notice of such transaction, and (iv) after giving effect to such transaction, such transaction would not result in the sum of the Currency Net Funding Advances and the Currency Net Liquidity Advances in any Currency exceeding the Currency Borrowing Base for such Currency.

(e) Change in Payment Instructions to Obligors. The Seller shall not add or terminate any bank as a Blocked Account Bank or any account as a Blocked Account to or from those listed in Schedule 5.2(j) or make any change in its instructions to Obligors regarding payments to be made to any Blocked Account, unless (i) such instructions are to deposit such payments to another existing Blocked Account or (ii) (A) the Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto, (B) each new Blocked Account Bank shall be acceptable to the Agent in its sole discretion, and (C) the Agent shall have received a Blocked Account Agreement executed by each new Blocked Account Bank or an existing Blocked Account Bank with respect to each new Blocked Account, as applicable.

(f) Deposits to Blocked Accounts. The Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Blocked Account cash or cash proceeds other than Collections.

(g) Change of Name, etc. The Seller shall not change its name, identity or structure (including a merger) or any other change which could impair in any material respect any Transaction Document or filing or registration made in connection therewith unless at least thirty (30) days prior to the effective date of any such change the Seller delivers to the Purchaser and the Agent (i) such documents, instruments or agreements, executed by the Seller as are necessary to reflect such change and to continue the perfection of the Purchaser’s and the Agent’s ownership interests, security interests or other interests in the Affected Assets, and (ii) new or revised Blocked Account Agreements executed by the Blocked Account Banks which reflect such change and enable the Agent to continue to exercise its rights contained in the Servicing Agreement. The Seller shall not change the location of its principal place of business, chief executive office or the offices where it keeps all of its Records, unless the Seller shall have given the Purchaser and the Agent at least thirty (30) days prior written notice of such change.

(h) No Impairment of Security. The Seller shall not take any action or permit any action to occur or suffer any circumstance to exist which would result in any security or security interest granted, or charge or security agreement or document entered into or registered or filed, in connection with this Agreement or any other Transaction Document becoming impaired or unenforceable in any material respect.

ARTICLE VII

TERM AND TERMINATION

SECTION 7.1 Term

This Agreement shall commence as of the Closing Date and shall continue in full force and effect until the earliest of (a) the date which falls three hundred and sixty four (364) days after the Closing Date (the “Scheduled Maturity Date”), (b) the date (which shall be a date after the occurrence and during the continuance of an Excess Capacity Event) designated by MAI as the termination date hereunder (pursuant to, and in accordance with Section 2.7 of the Parent Undertaking Agreement) at any time following ninety (90) days written notice to each of the parties hereto (with a copy thereof to the Agent), (c) the date designated by MAI as the termination date hereunder at any time following ninety (90) days written notice to each of the parties hereto (with a copy thereof to the Agent), (d) the date designated by the Agent to be the Purchase Termination Date hereunder pursuant to, and in accordance with, Section 6.3 of the Receivables Funding Agreement, (e) the occurrence of an Event of Bankruptcy with respect to the Purchaser or the Seller, (f) the date designated in any new agreement entered into pursuant to and in accordance with Section 6.3(d)(ii), or (g) the occurrence of a Purchase Termination Date under any other Purchase and Sale Agreement (other than the occurrence of a Purchase Termination Date under any other Purchase and Sale Agreement which (i) occurred solely as the result of the designation of the termination date thereunder by MAI, pursuant to, and in accordance with, Section 2.7 of the Parent Undertaking Agreement, as a result of an Excess Capacity Event, (ii) under Section 6.3 of the Receivables Funding Agreement, does not entitle the Agent to take any of the actions specified in such Section (other than with respect to such other Purchase and Sale Agreement) or (iii) occurred solely as a result of the designation of the termination date thereunder in any new agreement entered into pursuant to and in accordance with Section 6.3(d)(ii) (or any corresponding section of such other Purchase and Sale Agreement) (any such date being a “Purchase Termination Date”); provided that:

(i) the occurrence of the Purchase Termination Date pursuant to this Section 7.1 shall not discharge any Person from any obligations incurred prior to the Purchase Termination Date, including any obligations to make any payments with respect to the interest of the Purchaser in any Receivable sold prior to the Purchase Termination Date; and

(ii) (A) the rights and remedies of the Purchaser with respect to any representation and warranty made or deemed to be made by the Seller pursuant to this Agreement, (B) the indemnification and payment provisions of Article VIII, and (C) the agreements set forth in Sections 2.2, 2.3, 9.9, 9.11 and 9.14 shall survive any termination of this Agreement.

SECTION 7.2 Effect of Purchase Termination Date

Following the occurrence of the Purchase Termination Date pursuant to Section 7.1, the Seller shall not sell, and the Purchaser shall not purchase, any Receivables. No termination or rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to the Seller or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including pre-termination breaches of representations and warranties by the Seller or the Purchaser. Without limiting the foregoing, prior to the Purchase Termination Date, the failure of the Seller to deliver computer records of any Receivables or any reports regarding any Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article IV or Section 8.1 of this Agreement render an executed sale executory.

SECTION 7.3 Renewal

Subject to none of the events detailed in Section 7.1 (b) to (g) having occurred, the Seller and the Purchaser may, by mutual agreement, restate this Agreement on the same terms as are contained herein. If the Purchaser wishes to restate this Agreement, the Agent may, on its behalf, make a written offer to the Seller so to do no earlier than one hundred and twenty (120) days prior to the Scheduled Maturity Date and no later than one hundred (100) days prior to the Scheduled Maturity Date. Upon receipt of such written notice, the Seller may agree to restate this Agreement on the day falling immediately after the Scheduled Maturity Date by written notice to the Agent (on behalf of the Purchaser), to be received by the Agent (on behalf of the Purchaser) no later than ninety (90) days prior to the Scheduled Maturity Date. If the Agent (on behalf of the Purchaser) fails to offer to restate this Agreement or the Seller fails to accept such offer to restate in the manner detailed above, then this Agreement will terminate on the Scheduled Maturity Date.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1 Indemnities by the Seller

Without limiting any other rights which the Indemnified Parties may have hereunder or under the Transaction Documents or under applicable Law, the Seller hereby agrees to indemnify the Purchaser and its successors, transferees and assigns and all officers, directors, shareholders, controlling persons, employees, counsel and other agents of any of the foregoing (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees (which such attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Seller or any Subsidiary thereof and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or wilful misconduct on the part of such Indemnified Party, or (ii) recourse (except as otherwise specifically provided in this Agreement or the other Transaction Documents) for uncollectible Receivables. Without limiting the generality of the foregoing (and subject to clauses (i) and (ii)), the Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(a) any representation or warranty made by the Seller or any officers of the Seller under or in connection with this Agreement, any of the other Transaction Documents or any other information or report delivered by the Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

(b) the failure by the Seller to comply with any applicable Law with respect to any Receivable or any related Contract, or the nonconformity of any Receivable or any Contract related thereto with any such applicable Law;

(c) (i) the failure for any reason (A) to vest and maintain (or cause to be vested and maintained) in the Purchaser a valid and enforceable perfected ownership interest in each Receivable and all of the other Affected Assets, or (B) to vest and maintain in the Agent, on behalf of the Secured Parties, a valid and enforceable perfected security interest ranking ahead of any other security interest and the interest of any other creditor of or purchaser from the Seller, in each Receivable and all the other Affected Assets, free and clear of any Adverse Claim (other than any Adverse Claim arising hereunder or under the other Transaction Documents) in each case, or (ii) the creation of any Adverse Claim in favor of any Person with respect to any of the Receivables or any of the other Affected Assets;

(d) the occurrence of any Event of Default relating to the Seller;

(e) any dispute, claim, offset or defense (other than discharge in bankruptcy) of any Obligor to the payment of any Receivable (including a defense based on such Receivable or any Contract related thereto not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services, or from any breach or alleged breach of any provision of the Receivables or any Contracts related thereto restricting assignment of any Receivables;

(f) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof;

(g) any product liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services relating to or which are the subject of any Receivable;

(h) any lawsuit, order, consent decree, judgment, claim or other action of whatever sort relating to, or otherwise in connection with, any environmental, health, safety or hazardous material law, rule, regulation, ordinance, code, policy or rule of common law now or hereinafter in effect;

(i) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Receivables or any Contracts related thereto;

(j) the failure of the Seller to pay when due any Taxes (other than Excluded Taxes) payable in connection with any of the Receivables;

(k) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Advances which such Indemnified Party believes in good faith is required to be made;

(l) at any time when MAI or any Affiliate of MAI is the Servicer or Subservicer, the commingling by the Seller of Collections of Receivables at any time with other funds;

(m) commingling of any Collections paid into any Proceed Account with any other funds paid into such account;

(n) any investigation, litigation or proceeding related to this Agreement or any of the other Transaction Documents;

(o) failure of any Blocked Account Bank or Proceed Account Bank to remit any amounts held in the Blocked Accounts or Proceed Accounts or any related lock-boxes pursuant to the instructions of (i) in the case of any Blocked Account, the Servicer, the Seller, the Purchaser or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof, of the Servicing Agreement and of any applicable Blocked Account Agreement) and (ii) in the case of any Proceed Account, the Servicer, MAI or any Seller, in either case whether by reason of the exercise of set-off or otherwise;

(p) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state or country in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice of business activity report or any similar report;

(q) except for recourse (other than as otherwise specifically provided in the Transaction Documents) for uncollectible Receivables, any attempt by any Person to void, rescind or set-aside any transfer by the Seller to the Purchaser of any Receivable or Related Security under statutory provisions or common law or equitable action, including any provision of any Insolvency Law;

(r) any action taken by the Seller or the Servicer in the enforcement or collection of any Receivable;

(s) the use of the proceeds of any purchase hereunder for any purpose other than general corporate purposes; or

(t) any and all amounts paid or payable by the Purchaser pursuant to Article VII of the Receivables Funding Agreement or Article VII of the Liquidity Agreement.

SECTION 8.2 Taxes

(a) All payments and distributions made in respect of Receivables transferred pursuant hereto, and all payments and distributions made or deemed made by the Seller to the Purchaser or any other Person (each a “recipient”) (all of the foregoing “covered payments”), whether pursuant hereto or to any other Transaction Document, shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called “Taxes”), but excluding franchise taxes and taxes imposed on or measured by the recipient’s net income or gross receipts (other than any such taxes imposed on the recipient as a result of the transactions contemplated in the Transaction Documents) (“Excluded Taxes”), except to the extent required by applicable Law or practice. In the event that any withholding or deduction from any covered payment is required in respect of any Taxes, then the Seller shall:

(i) withhold or deduct the required amount from such payment;

(ii) pay (or procure the payment of) directly to the relevant authority the full amount required to be so withheld or deducted;

(iii) promptly forward to the recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority; and

(iv) except in the case of Excluded Taxes, pay (or procure the payment of) to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

(b) Moreover, if any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment or income earned or received by such recipient hereunder or under any other Transaction Document, the Seller will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amounts received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

(c) If the Seller fails to pay (or procure the payment of) any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the Seller shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

(d) In the event that the Seller pays an additional amount or amounts pursuant to clause (a)(iii) (an “additional tax payment”), and in the event the recipient thereof determines (in its sole, good faith opinion) that, as a result of such additional tax payment, it is effectively entitled to obtain and retain a refund of any Taxes or a tax credit in respect of Taxes which reduces the tax liability of such recipient (a “tax savings”), then such recipient shall, to the extent it can do so without prejudice to the amount of any other deduction, credit or relief, upon effective receipt of such tax savings reimburse to the Seller such amount as such recipient shall determine (in its sole, good faith opinion) to be the proportion of the tax savings as will leave such recipient (after such reimbursement) in no better or worse position than it would have been in had the payment by the Seller in respect of which the foregoing additional tax payment was made not been subject to any withholding or deduction on account of Taxes. If the Seller shall have received from any recipient any amount described in the preceding sentence and it is subsequently determined that such recipient was not entitled to obtain or retain the amount of the tax savings claimed, then the Seller shall repay such amount to such recipient. Each recipient shall have sole discretion to arrange its affairs (including its tax affairs) without regard to this clause (d) and no recipient shall be obligated to disclose any information regarding its affairs (including its tax affairs) or computations to the Seller.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 9.1 Waivers; Amendments

(a) No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Purchaser and the Seller and consented to in writing by the Agent.

SECTION 9.2 Notices

All communications and notices provided for hereunder shall be provided in the manner described in Section 1.6 of the Schedule of Definitions.

SECTION 9.3 Governing Law

(a) This Agreement shall be governed by and construed in accordance with the laws of [—].

(b) The Seller hereby submits to the non-exclusive jurisdiction of the courts of [—] for purposes of all legal proceeding arising out of or relating to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby. The Seller hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.3 shall affect the right of the Purchaser, the Agent or the Lenders to bring any action or proceeding against the Seller or any of its property in the courts of any other jurisdiction.

SECTION 9.4 Integration

This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

SECTION 9.5 Severability, etc.

(a) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b) If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.

SECTION 9.6 Counterparts; Facsimile Delivery

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

SECTION 9.7 Binding Effect; Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also inure to the benefit of the parties to the Receivables Funding Agreement and the other Transaction Documents and their respective successors and assigns. The Seller may not assign its rights or obligations hereunder without the prior written consent of the Purchaser and the Agent. The Seller acknowledges that the Purchaser’s rights under this Agreement may be assigned to the Agent, on behalf of the Secured Parties, under the Security Agreement and consents to such assignments and to the exercise of those rights directly by the Agent to the extent permitted by the Security Agreement.

SECTION 9.8 Costs, Expenses and Taxes

In addition to its obligations under Section 8.1, the Seller agrees to pay on demand (a) all costs and expenses incurred by the Purchaser and its assigns in connection with the enforcement of, or any actual or claimed breach of, this Agreement, including the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing, and (b) all stamp and other Taxes (other than Excluded Taxes) and fees (including interest, late payment fees and penalties) paid, payable or determined to be payable in connection with the execution, delivery, performance (including the sale of Receivables hereunder), filing and recording of this Agreement, any other Transaction Document to which the Seller is a party or any other instrument, document or agreement filed or delivered in connection therewith.

SECTION 9.9 Consent to Disclosure

The Seller hereby consents to the disclosure of any non-public information with respect to it received by the Agent, any Lender or the Administrator to any other Lender or potential Lender, the Agent, any nationally recognized statistical rating organization rating the CP Lender’s Commercial Paper, any dealer or placement agent of or depositary for the CP Lender’s Commercial Paper, the Administrator, the Collateral Agent, any Program Support Provider or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document to the extent that such disclosure is, in the reasonable opinion of the Person making such disclosure, appropriate in the context of the transactions contemplated herein and in the other Transaction Documents or otherwise required in connection with such Person’s Commercial Paper or other securitization program or any transaction contemplated therein.

SECTION 9.10 Confidentiality Agreement

(a) Subject to Section 9.9, each party hereto hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information disclosed to it by, the Seller, any Lender, the Purchaser, the Agent, the Administrator, the Collateral Agent or any Program Support Provider to any Person except (a) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized statistical rating organization; provided that such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (b) an alternative commercial source of financing in connection with a potential refinancing of the Advances in the event that any Liquidity Bank shall have refused to extend the Commitment Termination Date pursuant to Section 2.11 of the Liquidity Agreement, or (c) as otherwise required by applicable Law or order of a court of competent jurisdiction.

(b) Notwithstanding anything in this Agreement, any party to any of the Transaction Documents (and each employee, agent or representative of any such party) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to any such party relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable securities laws.

SECTION 9.11 No Bankruptcy Petition

The Seller hereby covenants and agrees that (a) prior to the date which is two (2) years and one (1) day after the Final Payout Date, it will not institute against, or join any other person in instituting against, the Purchaser any proceeding of the type referred to in the definition of Event of Bankruptcy, and (b) prior to the date which is one (1) year and one (1) day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of the CP Lender, it will not institute against, or join any other Person in instituting against, the CP Lender any proceeding of a type referred to in the definition of Event of Bankruptcy.

SECTION 9.12 No Proceedings; Limited Recourse

All amounts payable by the Purchaser to the Seller pursuant to this Agreement shall be payable solely from funds available for that purpose pursuant to Section 3.1.

SECTION 9.13 Further Assurances

The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement.

[Signatures Follow]

IN WITNESS WHEREOF, each of the Purchaser and the Seller have caused this Purchase and Sale Agreement to be duly executed and delivered as a DEED the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY

DONEGAL RECEIVABLES PURCHASING LIMITED as Purchaser,

by its duly appointed attorney in the presence of:

By:	Witnessed by:

Name:	Name:

Title:	Occupation:

Address:

EXECUTED AND DELIVERED AS A DEED BY
[—] as Seller

By:	By:

Name:	Name:

Director	Director/Secretary

S-1

EXHIBIT A

Form of Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that [—] (the “Principal”), [insert name of authorized representative(s)], does hereby nominate, constitute and appoint each of Donegal Receivables Purchasing Limited (the “Purchaser”), and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. (the “Agent”, and together with the Purchaser, the “Appointees”) and each officer of an Appointee from time to time authorized by such Appointee and each other person or entity from time to time designated by an Appointee or such officer (each an “Attorney-in-Fact”) with full power of substitution, to act, together or alone, as Principal’s true and lawful agent and attorney-in-fact, for it and in its name, place and stead, to take any and all steps in the name of the Principal and on behalf of the Principal necessary or desirable, in the determination of any Attorney-in-Fact (i) to collect any and all amounts or portions thereof due under any and all receivables transferred or otherwise assigned (and/or purported to be transferred or otherwise assigned) by the Principal to the Purchaser or related security and assets, including endorsing the name of the Principal on checks and other instruments representing collections and enforcing such receivables and related security and assets, (ii) to give notice to each obligor of the ownership interest of the Purchaser in the receivables and related security and assets and (iii) take any and all other actions necessary or desirable, in the opinion of such Attorney-in-Fact, in connection with the transfer, assignment, enforcement or servicing of such receivables and related security and assets.

Each Attorney-in-Fact shall have full power and authority to do and perform any and all acts and things requisite for the purposes set forth hereinabove as fully for all intents and purposes as the Principal might or could do in person.

THE PRINCIPAL HEREBY DECLARES THAT:

(1) Every act, document, matter and thing which shall be made executed or done by the Attorney-in-Fact for the aforesaid purposes shall be as good, valid and effective as if the same has been made, executed or done by the Principal;

(2) The Principal hereby ratifies and confirms and agrees to ratify and confirm from time to time and at all times everything that any Attorney-in-Fact shall do or cause to be done by virtue of and in accordance with this Power of Attorney including in such ratification and confirmation everything that shall be done between the time of the revocation of this Power of Attorney and the time of such revocation becoming known to such Attorney-in-Fact.

(3) The Principal shall indemnify and keep indemnified each Attorney-in-Fact in accordance with the provisions of the Amended and Restated Purchase and Sale Agreement entered into between the Purchaser and the Principal and dated as of September 28, 2004.

This Power of Attorney is coupled with an interest (being given to secure a proprietary interest of the Appointees and obligations owed to them) and is irrevocable.

Exhibit A

IN WITNESS WHEREOF, each of the Purchaser and the Seller have caused this Purchase and Sale Agreement to be duly executed and delivered this deed as a deed the day and year first above written.

PRESENT WHEN THE COMMON SEAL OF:

DONEGAL RECEIVABLES PURCHASING LIMITED as Purchaser,

WAS AFFIXED HERETO.

By:

Name:

Title:

EXECUTED AND DELIVERED AS A DEED BY
[—] as Seller

By:	By:

Name:	Name:

Director	Director

S-1

SCHEDULE 5.2(e)

Seller Information

Principal Place of Business:	[—]

Chief Executive Office:	[—]

Jurisdiction of Organization:	[—]

Tradenames:	[—]

Name Changes or Mergers:	[—]

Proceedings under Insolvency Laws:	[—]

Schedule 5.2(e)

SCHEDULE 5.2(j)

List of Blocked Account Banks and Blocked Accounts

Blocked Account Bank	[—]

Blocked Account	[—]

Schedule 5.2(j)